Exhibit 99.2

Shareholder Letter Q1 2021 - Entering 2021 with continued momentum We began 2021 by delivering year-over-year revenue growth of 26%, accelerating from 23% year-over-year revenue growth in the fourth quarter of 2020. We built on the strong momentum with which we exited last year. Our Q1 2021 gross bookings growth rate accelerated for the third quarter in a row, and our churn and contraction rate for Q1 reverted back to pre-pandemic levels. Our strong Q1 performance was broad-based across our regions and companies of all sizes as we observed diminishing impact from the pandemic on our operating environment. More importantly, it has become increasingly apparent that fast time-to-value, simplicity, agility, and convention over configuration are and will become even more important in this online-first world. 2 Deputy CFO CEO CFO Q1 2021 PERFORMANCE GUIDANCE Q2 2021 REVENUE FULL-YEAR 2021 REVENUE Q1 2021 REVENUE GROWTH In February, we introduced our radically simplified pricing and packaging to position Zendesk for this digital-first reality. The new Zendesk Suite, with social and native messaging capabilities at its core, makes it easy for businesses to communicate and engage with their customers on their preferred channels. We are pleased with the strong adoption of this new offering, which has garnered strong interest from both new and existing customers. The new Zendesk Suite has attracted more than 3,000 customers in the two months since its launch, contributing to strong year-over-year growth in our average deal size. As a result of the strong performance and continued momentum in Q1, we are raising our full-year 2021 guidance to $1.298 - 1.318 billion.

Shareholder Letter Q1 2021 - 3 Summary financial table First quarter fiscal year 2021 (in thousands, except per share data)

Zendesk Suite greeted with customer excitement and strong adoption

In February, we introduced the new Zendesk Suite, a radically simplified complete customer service solution. By evolving the new Suite to include comprehensive messaging solutions, Zendesk continues to arm businesses with the best technology to meet their customers' needs. We make it easy for companies to give customers the support they want, set teams up for success with a unified agent workspace, and help keep businesses in sync with an open and flexible platform.

We also introduced embedded voice, which means that businesses no longer need to list a phone number in every country from which they want to offer voice support. Additionally, Zendesk customers using our unified Agent Workspace are able to self-activate WhatsApp numbers for free.



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The good kind of know-it-all
Support customers with additional brain power. Meet Answer Bot. It works alongside your support team to help customers using artificial intelligence. This brainiac can answer common
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Whether agents are logged on or off, Answer Bot is always available to provide support.
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Answer Bot can handle low priority tickets. If an agent is needed, our bot transfers all customer context to the agent.

During the first two months since launch, we have attracted more than 3,000 customers to the new Suite, including both new and existing customers. The new Zendesk Suite already accounts for approximately 7% of our annual recurring revenue.



Indexed average deal size
1.8
1.6
1.4
1.2
1.0
Q1'18
Q1'19
Q1'20
Q1'21

This new offering has helped raise the average deal size, and is an encouraging sign that our product maturity and capabilities are meeting customer needs in today's complex digital environment.

Shareholder Letter Q1 2021 - 4

Shareholder Letter Q1 2021 - Robust demand from large organizations In this online-first world, we believe time-to-value, agility, and flexibility are increasingly relevant to larger businesses evaluating and deploying modern solutions. During the quarter, our total annual recurring revenue (ARR) from customers with ARR of $250,000 or more grew over 40% year-over-year, and our total ARR from customers with ARR of $500,000 or more grew over 50% year-over-year, both meaningfully outpacing the average growth rate of our overall annual recurring revenue. We see tremendous opportunities with large organizations, and we continue to invest to mature our business to meet these organizations' more sophisticated needs. 5 Introducing our new Enterprise proxy metric As indicated last quarter, with the evolution of our product solutions, we no longer believe that our previously reported metric on the percentage of Support ARR from paid customer accounts with 100+ Support agents correlates well with our progress in moving upmarket. Starting with this quarter, we will begin to report on a new metric — percentage of total ARR from customers of $250,000 or more in ARR — as a proxy for our progress in serving enterprise customers. The percentage of our total ARR from customers with ARR of $250,000 or more was approximately 34% at the end of the first quarter of 2021, compared to 32% at the end of the fourth quarter of 2020 and 29% at the end of the first quarter of 2020. $ 25 0K + M ix 10% 15% 20% 25% 30% 35% 17% 34%

Shareholder Letter Q1 2021 - 6 Remaining performance obligations Total remaining performance obligations (RPO) growth accelerated in the first quarter sequentially, growing at 49% year-over-year. Short-term and long-term RPO increased 39% and 75% year-over-year, respectively. (in millions) Total RPO Long-term RPO +49% y/y +75% y/y +39% y/y Short-term RPO Dollar-based net expansion rate Our dollar-based net expansion rate, which we use to quantify our annual expansion net of churn and contraction within existing customers, was 114% at the end of the first quarter of 2021, compared to 112% at the end of the fourth quarter of 2020. Our dollar-based net expansion rate was 115% at the end of the first quarter of 2020. We continue to believe a healthy dollar-based net expansion rate for Zendesk in a normal market environment is 110% - 120%. 120% 110% HEALTHY RANGE

Shareholder Letter Q1 2021 - 7 We also appointed Jeff Titterton as Chief Operating Officer, and Adrian McDermott as Chief Technology Officer. These strategic appointments will enable us to further align our product offering and go-to-market motions as well as expand and deepen our relationship with larger organizations. On March 31, 2021, Brandon Gayle and Steve Johnson joined our board of directors. Mr. Gayle currently serves as the Executive Vice President - Revenue, Brand & Communications for Spurs Sports & Entertainment, a sports and entertainment company. Mr. Gayle’s experience connecting a company’s larger mission and purpose with its product and customers will be invaluable as we transition into being a multi-billion dollar company. Mr. Johnson is currently the Vice President of Design at Netflix. Mr. Johnson’s focus on reflecting the unique perspective of a target audience through design will be key as Zendesk continues to expand its business globally. Alex Constantinople Chief Marketing Officer Positioning Zendesk for continued growth We made a number of strategic appointments to our leadership team and board of directors. We are pleased to announce Shelagh Glaser will join Zendesk on May 28th as our new Chief Financial Officer. Ms. Glaser comes to us from Intel Corporation, where she spent more than 25 years holding a wide variety of finance and leadership positions across the organization. Most recently, Ms. Glaser served as Chief Financial Officer and Chief Operating Officer for the Data Platform Group, serving Intel’s cloud data center and 5G networking customers. We are excited to bring Shelagh’s expertise in scaling operations, analyzing and prioritizing investments for accelerating growth, and building and leading high-performing teams to Zendesk as we transition to our next stage of growth. As previously announced, Alex Constantinople will join the company as Chief Marketing Officer on May 10th. Ms. Constantinople joins Zendesk from the renowned marketing agency Outcast, where she served as CEO. She will play a critical role in defining, evolving and aligning Zendesk’s strategy and overall messaging and positioning in the market, and help the company continue to evolve our unique brand identity. Brandon Gayle Spurs Sports & Entertainment Steve Johnson NetflixShelagh Glaser Chief Financial Officer

Shareholder Letter Q1 2021 - 8 Thank you, Elena As previously announced, Elena Gomez will depart the company on May 5th. Until Ms. Glaser joins as our new Chief Financial Officer, which we expect to be May 28th, we have appointed Marc Cabi, our Deputy Chief Financial Officer, as interim principal financial officer. Ms. Gomez joined Zendesk in May 2016, when the company had an annual revenue run rate of approximately $270 million. Five years later, with Ms. Gomez’s impactful leadership, Zendesk surpassed its $1 billion annual revenue target, expanded its global footprint, and developed an agile financial operating framework that has helped the company successfully weather a historic pandemic.

Shareholder Letter Q1 2021 - Guidance For the quarter ending June 30, 2021, Zendesk expects to report: ● Revenue in the range of $317 - 322 million ● GAAP operating income (loss) in the range of $(42) - (38) million, which includes share-based compensation and related expenses of approximately $59 million, amortization of purchased intangibles of approximately $2 million, and acquisition-related expenses of approximately $1 million ● Non-GAAP operating income (loss) in the range of $20 - 24 million, which excludes share-based compensation and related expenses of approximately $59 million, amortization of purchased intangibles of approximately $2 million, and acquisition-related expenses of approximately $1 million ● Approximately 119 million weighted average shares outstanding (basic) ● Approximately 128 million weighted average shares outstanding (diluted) For the full year ending December 31, 2021, Zendesk expects to report: ● Revenue in the range of $1.298-1.318 billion ● GAAP operating income (loss) in the range of $(160) - (155) million, which includes share-based compensation and related expenses of approximately $245 million, amortization of purchased intangibles of approximately $8 million, and acquisition-related expenses of approximately $3 million ● Non-GAAP operating income (loss) in the range of $96 - 101 million, which excludes share-based compensation and related expenses of approximately $245 million, amortization of purchased intangibles of approximately $8 million, and acquisition-related expenses of approximately $3 million ● Approximately 120 million weighted average shares outstanding (basic) ● Approximately 129 million weighted average shares outstanding (diluted) ● Free cash flow in the range of $105 - 115 million, which includes the impact of expected accelerated rent payments of approximately $7 million related to our real estate changes in San Francisco We have not reconciled free cash flow guidance to net cash from operating activities for the full year 2021 because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the full year 2021 is not available without unreasonable effort. Zendesk’s estimates of share-based compensation and related expenses, amortization of purchased intangibles, acquisition-related expenses, weighted average shares outstanding, and free cash flow in future periods assume, among other things, the occurrence of no additional acquisitions, investments, or restructurings and no further revisions to share-based compensation and related expenses. 9

Shareholder Letter Q1 2021 - Quarter-over-quarter comparisons (q/q) are for the three months ended March 31, 2021, compared to the three months ended December 31, 2020. Year-over-year comparisons (y/y) are for the three months ended March 31, 2021, compared to the three months ended March 31, 2020. See a reconciliation of non-GAAP measures presented at the end of this letter. 10 Select financial measures (in millions)

Shareholder Letter Q1 2021 - 11 Condensed consolidated statements of operations (in thousands, except per share data; unaudited)

Shareholder Letter Q1 2021 - 12 Condensed consolidated balance sheets (in thousands, except par value; unaudited)

Shareholder Letter Q1 2021 - 13 Condensed consolidated statements of cash flows (in thousands; unaudited)

Shareholder Letter Q1 2021 - 14 Non-GAAP results (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q1 2021 - 15 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q1 2021 - 16 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q1 2021 - About Zendesk Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 4,000 people across the world. Learn more at www.zendesk.com. Forward-looking statements This shareholder letter contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) Zendesk’s ability to effectively expand its sales capabilities; (iii) the intensely competitive market in which Zendesk operates and the difficulty that Zendesk may have in competing effectively; (iv) the development of the market for software as a service business software applications; (v) Zendesk's substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (vi) our ability to optimize the pricing for our solutions; (vii) Zendesk's ability to effectively market and sell its products to larger enterprises; (viii) Zendesk’s ability to introduce and market new products and to support its products on a shared services platform; (ix) Zendesk's ability to maintain and develop its strategic relationships with third parties; (x) real or perceived errors, failures, or bugs in its products; (xi) Zendesk's reliance on third party services, including services for hosting, email, and messaging; (xii) Zendesk’s ability to accurately forecast expenditures on third-party managed hosting services; (xiii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xiv) Zendesk's ability to effectively manage its growth and organizational change, including its international expansion strategy; (xv) Zendesk's ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xvi) Zendesk's ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches and to securely maintain customer data; (xvii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xviii) Zendesk's ability to comply with privacy and data security regulations; (xix) the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, Zendesk's business, operations, revenue results, cash flow, operating expenses, hiring, demand for its solutions, sales cycles, customer retention, and its customers' businesses and industries; and (xx) other adverse changes in general economic or market conditions. The forward-looking statements contained in this shareholder letter are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. About non-GAAP financial measures To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin. Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable: Share-Based Compensation and Amortization of Share-Based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period. Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period. Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. 17

Shareholder Letter Q1 2021 - Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, plus repayment of convertible senior notes attributable to debt discount, less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations. Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2021 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2021 is not available without unreasonable effort. Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort. Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s infrastructure and customer experience organization. Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort. Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk’s operating results. Zendesk believes these non-GAAP 18 Acquisition-Related Expenses: .Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods Real Estate Impairments: Due to a strategic initiative to increase the percentage of remote teams, Zendesk records impairments for certain assets associated with leased properties, or portions thereof, that it ceases to occupy. Any losses and gains associated with these activities are generally unrelated to financial and operational performance in any particular period and Zendesk believes the exclusion of such losses and gains provides for a more useful comparison of operational performance in comparative periods that may or may not include such losses and gains. Loss on Early Extinguishment of Debt: In March 2018, Zendesk issued $575 million aggregate principal amount of 0.25% convertible senior notes due in 2023 (the "2023 Notes"). In June 2020, Zendesk issued $1,150 million aggregate principal amount of 0.625% convertible senior notes due in 2025 (the "2025 Notes"). In connection with the offering of the 2025 Notes, Zendesk used $618 million of the net proceeds from the offering of the 2025 Notes to repurchase $426 million aggregate principal amount of the 2023 Notes in cash through individual privately negotiated transactions (the "2023 Notes Partial Repurchase"). Of the $618 million consideration, $393 million and $225 million were allocated to the debt and equity components, respectively. As of the repurchase date, the carrying value of the 2023 Notes subject to the 2023 Notes Partial Repurchase, net of unamortized debt discount and issuance costs, was $367 million. The 2023 Notes Partial Repurchase resulted in a $26 million loss on early debt extinguishment. As of March 31, 2021, $149 million of principal remains outstanding on the 2023 Notes. The loss on early extinguishment of debt is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods. Amortization of Debt Discount and Issuance Costs: The imputed interest rates of the 2023 Notes and the 2025 Notes were approximately 5.26% and 5.00%, respectively. This is a result of the debt discounts recorded for the conversion features of the Notes that are required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods. Income Tax Effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk's current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ending December 31, 2021, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Shareholder Letter Q1 2021 - Zendesk's number of logos is a consolidation of paid customer accounts across our solutions, exclusive of Zendesk's legacy Starter plan, free trials, or other free services, as of the end of the period. Zendesk calculates its logo number by consolidating paid customer accounts that share common corporate information as a single organization or customer may have multiple paid customer accounts across its solutions to service separate subsidiaries, divisions, or work processes. As of March 31, 2021, Zendesk had 112,900 logos. Zendesk does not consolidate paid customer accounts associated with reseller and other similar channel arrangements, to the extent that Zendesk can determine that the underlying customers do not share common corporate information. In our press releases starting after the quarter ended March 31, 2021, we may from time to time refer to "brands," or "customers," which refers to our number of logos. Zendesk’s dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by contraction and churn in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s dollar-based net expansion rate is based upon annual recurring revenue for a set of paid customer accounts on its products. Zendesk determines the annual recurring revenue value of a contract by multiplying the monthly recurring revenue for such contract by twelve. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any platform usage above the subscription base, if any, that may be applicable to such subscription. Beginning with the quarter ended June 30, 2019, we excluded the impact of revenue that we expect to generate from fixed-term contracts that are each associated with an existing account, are solely for additional temporary agents, and are not contemplated to last for the duration of the primary contract for the existing account from our determination of monthly recurring revenue. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other GAAP financial measure over any period. It is forward-looking and contractually derived as of the date of determination. Beginning with the quarter ended March 31, 2021, we excluded the impact of accounts that are free-trial accounts that did not result in paid subscriptions, and temporary coupons, such as one-time discounts that were applied to customer accounts due to the COVID-19 pandemic, from our annual recurring revenue. financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management. Zendesk’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, acquisition-related expenses, loss on early extinguishment of debt, and real estate impairments, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk’s business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Non-GAAP gross margin for the fourth quarter of 2020 excludes $6.0 million in share-based compensation and related expenses (including $0.7 million of amortization of share-based compensation capitalized in internal-use software and $0.3 million of employer tax related to employee stock transactions), $2.7 million of amortization of purchased intangibles, and $0.1 million of acquisition-related expenses. Non-GAAP operating income and non-GAAP operating margin for the fourth quarter of 2020 exclude $52.9 million in share-based compensation and related expenses (including $2.1 million of employer tax related to employee stock transactions and $0.7 million of amortization of share-based compensation capitalized in internal-use software), $2.0 million of acquisition-related expenses, $3.4 million of amortization of purchased intangibles, and real estate impairments of $15.0 million. Free cash flow for the fourth quarter of 2020 includes cash used for purchases of property and equipment of $3.4 million and internal-use software development costs of $4.7 million. About operating metrics Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of logos, annual recurring revenue represented by its churned customers, the percentage of its annual recurring revenue from Support originating from customers with 100 or more agents on Support, and the percentage of its annual recurring revenue from customers with more than $250,000 in annual recurring revenue. 19

Shareholder Letter Q1 2021 - Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate annual recurring revenue across its products for customers with paid customer accounts as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate annual recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. Similar to our logo consolidation, our dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that is used to determine our base revenue. To the extent that we can determine that the underlying customers do not share common corporate information, we do not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining our dollar-based net expansion rate. Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, Sell, Sunshine Conversations, its legacy Smooch product, free trials, or other free services into its measurement of dollar-based net expansion rate. For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission. Zendesk’s percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the annual recurring revenue from Support for paid customer accounts with 100 or more agents on Support as of the measurement date by the annual recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information. For the purpose of determining this metric, Zendesk builds an estimation of the proportion of annual recurring revenue from Suite attributable to Support and includes such portion in the annual recurring revenue from Support. 20 Zendesk’s percentage of annual recurring revenue that is generated by customers with more than $250,000 in annual recurring revenue is determined by dividing the total annual recurring revenue from paid customer accounts with more than $250,000 in annual recurring revenue from our products other than Sell and Sunshine Conversations as of the measurement date by the total annual recurring revenue for all paid customer accounts from our products other than Sell and Sunshine Conversations as of the measurement date. Zendesk determines the customers with $250,000 in annual recurring revenue as of the measurement date based on the annual recurring revenue of a paid customer account at the measurement date. Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of the percentage of annual recurring revenue from Support that is generated by customers with 100 or more agents on Support. Zendesk determines its bookings as the annual recurring revenue from contracts that were entered into during the referenced fiscal quarter, either with new customers or for additional products and services with existing customers. Zendesk's annual revenue run rate is based on its revenue for the most recent applicable quarter. Zendesk annualizes such results to estimate its annual revenue run rate by multiplying the revenue for its most recent applicable quarter by four. Zendesk's annual revenue run rate is not a comprehensive statement of its financial results for such period and should not be viewed as a substitute for full annual or interim financial statements prepared in accordance with GAAP. In addition, Zendesk's revenue for the most recent applicable quarter or annual revenue run rate are not necessarily indicative of the results to be achieved in any future period. Zendesk determines its average deal size by dividing the annual recurring revenue from bookings for our products other than Sell and Sunshine Conversations in a quarter divided by the number of deals that were entered into during that quarter. ZENDESK and the stylized Z logo are registered trademarks owned by Zendesk, Inc. For a more complete list of Zendesk’s trademarks, service marks, service or trade names, logos or other designations of Zendesk, please visit https://www.zendesk.com/company/trademark-property/trademarks/.

Shareholder Letter Q1 2021 - Customer metrics Geographic information Revenue mix by geography Investor contact Jun Wang +1 415-852-3877 ir@zendesk.com Media contact Marissa Tree +1 415-609-4510 press@zendesk.com Source: Zendesk, Inc. Contact March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 Customer logos 107,200 108,300 111,000 112,300 112,900 Q1’21 United States 51.3% EMEA 29.0% APAC 10.4% Other 9.3% 21